Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Unit Purchase Plan of Cypress Energy Partners, L.P. of our report dated March 18, 2019, with respect to the consolidated financial statements of Cypress Energy Partners, L.P. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Tulsa, Oklahoma

November 14, 2019